PROSPECTUS Dated May 5, 1999                       Pricing Supplement No. 69 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-75289
Dated May 6, 1999                                                April 28, 2000
                                                                 Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Floating Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Floating Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $100,000,000

Maturity Date:             May 5, 2003

Interest Accrual
   Date:                   May 5, 2000

Interest Payment
   Dates:                  The fifth day of each month
                           commencing June 5, 2000.

Initial Interest Rate:     To be determined two London banking
                           days prior to the Original Issue Date

Base Rate:                 LIBOR

Index Maturity:            1 Month

Spread
(Plus or Minus):           Plus 0.22% per annum

Index Currency:            U.S. Dollars

Interest Payment
   Period:                 Monthly

Specified Currency:        U.S. Dollars

Issue Price:               100%

Settlement Date
   (Original Issue Date):  May 5, 2000

Initial Interest Reset
   Date:                   June 5, 2000

Interest Reset Dates:      Same as Interest Payment Dates

Interest Reset Period:     Monthly

Interest Determination     Two London banking days prior to each
   Dates:                   Interest Reset Date

Reporting Service:         Telerate (Page 3747)

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co. Incorporated

Calculation Agent:         The Chase Manhattan Bank

Minimum Denomination:      $1,000

CUSIP:                     61745EPS4

      Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER